Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-193907 and 333-202957) and Registration Statement on Form S-3 (No. 333-203706) of Flexion Therapeutics, Inc. of our report dated March 11, 2016 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 11, 2016